Exhibit 10.1

THIS DOCUMENT PREPARED BY:

Leslie A. Lewis, Esq.

Lewis & Crichton

Post Office Box 1119

Winter Park, Florida 32790

Third Loan and Security Agreement Modification and Extension Agreement

THIS Third Loan and Security Agreement Modification and Extension Agreement is executed this 31st day of October, 2007 by borrower, ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation, with its address at 1101 North Keller Road, Suite E, Orlando, Florida 32810, (hereinafter sometimes referred to as Borrower) and REGIONS BANK, successor in interest by merger to AmSouth Bank, a bank organized under the laws of Alabama, whose address is 13535 Feathersound Drive, Building 1—Suite 525, Clearwater, Florida 33762, (hereinafter referred to as Regions).

W  I  T  N  E  S  S  E  T  H

WHEREAS, on September 2, 2005, ACTION PRODUCTS INTERNATIONAL, INC. executed a Revolving Promissory Note in favor of AmSouth Bank in the principal sum of $3,000,000.00 (the “$3,000,000.00 Note”);

WHEREAS, on September 6, 2005, ACTION PRODUCTS INTERNATIONAL, INC. executed a Revolving Line of Credit Loan and Security Agreement in favor of AmSouth Bank;

WHEREAS, on September 14, 2005, ACTION PRODUCTS INTERNATIONAL, INC. executed a UCC-1 regarding the accounts receivables, inventory, general intangibles, machinery, equipment and other personal property as additional security for the debt of ACTION PRODUCTS INTERNATIONAL, INC., which was recorded with the Florida Secretary of State, file number 200500676214;

WHEREAS, on September 6, 2005, ACTION PRODUCTS INTERNATIONAL, INC. executed an Agreement Not To Encumber or Transfer Property regarding certain real estate owned by the Borrower, which such agreement is recorded at Official Records Book 4177, Page 1373 of the Public Records of Marion County, Florida.

WHEREAS, the preceding September 2005 loan documents were executed outside the State of Florida and no documentary or intangible tax was paid by ACTION PRODUCTS INTERNATIONAL, INC. for the $3,000,000.00 Note.

WHEREAS Effective October 31, 2006, ACTION PRODUCTS INTERNATIONAL, INC and AmSouth executed a Loan and Security Agreement Modification and Extension Agreement which extended the maturity on the $3,000,000.00 Note until March 31, 2007.

WHEREAS, the Loan and Security Agreement Modification and Extension Agreement documents were executed outside the State of Florida and no documentary or intangible tax was paid by ACTION PRODUCTS INTERNATIONAL, INC. for the remaining balance due on the $3,000,000.00 Note.

WHEREAS on or about November 6, 2006 REGIONS BANK, (“Regions”) became the successor in interest by merger to the interests of AmSouth Bank in the subject loan;

WHEREAS, Regions extended the maturity of the loan until April 30, 2007 by letter agreement;

WHEREAS, Effective April 30, 2007 ACTION PRODUCTS INTERNATIONAL, INC., and Regions executed a Second Loan and Security Agreement Modification and Extension Agreement which extended the maturity on the $3,000,000.00 Note until October 31, 2007.

WHEREAS, the Second Loan and Security Agreement Modification and Extension Agreement documents were executed outside the State of Florida and no documentary or intangible tax was paid by ACTION PRODUCTS INTERNATIONAL, INC. for the remaining balance due on the $3,000,000.00 Note.

WHEREAS, Regions is owner and holder of said note and security instruments, on which Borrower has requested another extension of the maturity date.

WHEREAS Regions is willing to grant borrower an extension of the maturity date in consideration for Borrower agreeing to maintain current loan payments, paying Regions an Extension Fee, securing a portion of the remaining principal balance on the $3,000,000.00 Note by real estate collateral, paying Regions’ out of pocket fees and costs for this Agreement, paying the loan in full at the expiration of the new Maturity Date on May 31, 2008, and other agreements as set forth hereinbelow.

WHEREAS Regions and Borrower agree that the loan be modified as set forth hereinbelow; and

NOW THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Third Loan and Security Modification and Extension Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby mutually agree as follows:

A. Recitals. The above recitals are true and correct and are incorporated herein by reference.

B. Principal Balance. The outstanding principal balance under this revolving loan may change daily. The principal balance on October 23, 2007 was $1,843,187.00.

C. Extension Fee. A $10,000.00 Extension Fee is due to Regions upon the signing and delivery of this Agreement. Borrower’s failure to pay the Extension Fee upon execution and delivery of this Agreement shall cause Regions to withdraw its offer to enter into this Agreement.

D. Decreased Line of Credit. The $3,000,000.00 Note is hereby modified so that the maximum available under the revolving line of credit is $2,000,000.00 (the “$2,000,000.00 Note”).

E. Term. The term of the $2,000,000.00 Note shall be changed. The $2,000,000.00 Note shall mature on May 31, 2008 (the “Maturity Date”) at which time all sums due under the loan and Note shall be due and payable to Regions.

F. Interest Provision. The interest provision of the Note shall remain at Prime plus 150 basis points. This is a variable rate adjusting each time a change in the Prime Rate occurs.

G. Monthly Reporting. It remains a material covenant of this Agreement that the Borrower continue to send Regions its ‘Monthly Borrowing Base Report’ on the approved Regions Bank form and its monthly ‘Accounts Receivable Aging Report’. The initial reports under this Agreement shall have an effective date of October 31, 2007 and be due to Regions no later than 10 days thereafter.

H. Default Rate of Interest. The modified loan and all sums due hereunder shall bear interest from the date when due (without any prior notice from Regions to Borrower), whether by lapse of time or on acceleration, and also after any judgment which may be entered against Borrower and in favor of Regions, at the Default Rate (as hereinafter defined) until paid. The Default Rate shall be a rate of interest equal to the highest rate allowed by law until paid. In the event of default, the interest rate shall be the highest legal rate allowed by law, applied retroactively to all past due payments for which Regions forbeared on its right to collect default interest.

I. Additional Collateral. It is a material covenant of this Agreement that the Borrower pledge and mortgage its commercial real estate warehouse located at 344 Cypress Road, Silver Springs Shores, Florida as additional collateral for the $2,000,000.00 Note. A mortgage securing the amount of $1,500,000.00 will be executed by Borrower and delivered on even date herewith (the “Mortgage”). If Borrower fails to execute and deliver the Mortgage on even date herewith, Regions withdraws its offer to make this agreement and the agreement herein to extend and modify the loan is rescinded.

J. Remedies upon Default. If an Event of Default shall occur Regions may, at its option, exercise any, some or all of the following remedies, concurrently or consecutively:

1.	Acceleration. Declare the unpaid portion of the indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Borrower), whereupon the indebtedness shall become immediately due and payable, anything in the loan documents to the contrary notwithstanding.

2.

Remedies as to Personal Property. Regions may exercise any or all of its rights and remedies under the Uniform Commercial Code of the state of Florida as all other rights and remedies possessed by Regions, all of which shall be cumulative. Regions hereby is authorized and empowered to enter the business location of the Borrower or other place where the Personal Property may be located without legal process, and take possession of the Personal Property without notice or demand which hereby are waived. Whenever Borrower is in default hereunder, and upon demand by Regions, Borrower shall make the Personal Property available to Regions at a place reasonably convenient to Regions. Regions may waive any default or Event of Default before or after that default or Event of Default has been declared, without impairing its right to declare a subsequent default or Event of Default hereunder, this right being a continuing one. Regions, with notice may sell at one or more public or private sales, without further notice, and for such price as Regions may deem fair, any and all of the Personal Property secured by the Security Agreements, and any other security or property held by the Regions. Regions may be the purchaser of any or all of the Personal Property and may hold the Personal Property thereafter in its own right absolutely, free from any claims of Borrower or right of redemption. It is expressly agreed in accordance with the provisions of the Florida Uniform Commercial Code, fifteen (15) days notice by Regions to Borrower shall be deemed to be reasonable notice under any provision of the Florida Uniform Commercial Code requiring such notice; provided, that Regions may at its option dispose of the collateral in accordance with Regions’s rights and remedies in respect to the real property pursuant to the provisions in this Agreement, in lieu of proceeding under the Florida Uniform Commercial Code.

3.	Remedies as to Real Property. Borrower is executing and delivering a Mortgage to Regions on even date herewith to secure $1,500,000.00 of the principal balance remaining on the loan. Regions may avail itself of all legal and equitable rights as provided in said Mortgage and pursuant to Florida Statutes.

4.	Remedies Cumulative and Concurrent. The rights and remedies of Regions as provided in the loan documents, shall be cumulative and concurrent and may be pursued separately, successively or against Borrower, any collateral, or any one or more of them, at the sole discretion of Regions, and may be exercised as often as occasion therefore shall arise, all to the maximum extent permitted by the laws of the state of Florida. If Regions elects to proceed under one right or remedy under any of the loan documents Regions may at any time cease proceeding under such right or remedy and proceed under any other right or remedy under the loan documents. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

5.	No Conditions Precedent to Exercise of Remedies. Neither Borrower, nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Regions to comply with any request of Borrower or of any other person so obligated to take action to enforce any provisions of the loan documents, or by reason of the release, regardless of consideration, of all or any part of the collateral, or by reason of any agreement or stipulation between any subsequent owner of the collateral and Regions extending the time of payment or modifying the terms of the loan documents without first having obtained the consent of Borrower; and in the latter event Borrower and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Regions.

6.	Release of Collateral, Effect on Subordinate Liens. Regions may release, regardless of consideration, any part of the collateral, or obligations without, as to the remainder of the security, in any way impairing or affecting Regions’s lien or their priority over any subordinate lien. The holder of any subordinate lien by the acceptance of such subordinate lien agrees to be bound by the terms of this paragraph.

7.	Other Collateral. For payment of the indebtedness, Regions may resort to any other security therefore, if any, held by Regions in such order and manner as Regions may elect without affecting its remedies under the loan documents, to the maximum extent permitted by the laws of the state of the State of Florida.

8.	Discontinuance of Proceedings. In case Regions shall have proceeded to enforce any right under the loan documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Borrower and Regions shall be restored to their former positions and the rights, remedies and powers or Regions shall continue as if no such proceedings had been instituted. Borrower shall be and remain liable to Regions for any deficiency to the extent permitted by the laws of the State of Florida.

K. Priority. Borrower warrants and represents to Regions that its lien continues with the same priority upon the property described therein and that there are no junior or other subsequent liens or rights or claims of lien outstanding against the collateral, except the lien of Regions and the lien of Greater Bay Bank as purchase money creditor for a forklift of the Borrower.

L. Performance-Observance. Borrower covenants and agrees that it will perform and observe all the covenants, agreements, stipulations, and conditions on the part of the Borrower contained in the loan documents as modified by this Agreement.

M. Ratification. Except as expressly modified herein, the loan documents as modified and all terms, provisions, covenants, conditions, agreements, obligations, and stipulations are and shall remain unchanged and in full force and effect.

N. No Defenses. Borrower (“Releasor”) is indebted and obligated to Lender according to the terms, conditions, purpose, and intent of the loan documents as modified by this Agreement; and Releasor represents to Lender, by its execution and delivery hereof, that it has no defense, setoff or counterclaim with respect any note or other loan document as modified by this Agreement. Additionally, that the Releasor does hereby remise, release, acquit, satisfy, and forever discharge Regions Bank, its officers, agents and directors, of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Releasor ever had, now has, or which any successor or assign of Releasor hereafter can, shall or may have, against Regions Bank its officers, agents and directors for, upon or by reason of any matter, cause or thing, whatsoever, from the beginning of the world to the day of these presents as arising from any and all dealings between the Releasor and Regions Bank, its officers, agents and directors, with regard to the loan referenced in this Agreement. This release is effective for all actions of the parties from the beginning of the world until the execution of this agreement.

O. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, and their respective successors and assigns.

P. Payment of Costs. Borrower shall pay all costs of the Agreement made hereby, to include without limitation Lender’s attorney’s fees and costs. Such costs shall be due as defined herein. The payment thereof shall be a condition precedent to Lender’s duties hereunder, and failure to make such payment shall be a default under this loan. If Borrower fails to pay Regions’ legal fees and costs, Regions shall withdraw its offer to make this agreement and the agreement herein to extend and modify the loan shall be rescinded.

Q. Novation. It is the intent of the parties that this instrument shall not constitute a novation and shall in no way adversely effect the lien priority of the security instruments, and shall in no way release Borrower from liability under same. In the event that this Agreement, or any part hereof, shall be construed by a court of competent jurisdiction as operating to affect the lien priority of the loan documents over the claims which would otherwise be subordinate thereto, then to the extent that third persons acquiring an interest in such property as is encumbered by the loan documents between the time of execution of this Agreement, or such portion hereof as shall be so construed, shall be void and of no force and effect and this Agreement shall constitute, as to that portion, a subordinate lien on the collateral described therein, incorporating by reference the terms of the loan documents, and which loan documents then shall be enforced pursuant to the terms therein contained, independent of this Agreement; provided, however, that notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all terms and conditions hereof until all indebtedness owing from Borrower to Regions shall have been paid in full.

R. WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER AND REGIONS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR REGIONS ENTERING INTO THIS AGREEMENT.

S. Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after such notice is deposited with such courier, or (b) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery of such notice. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actually received by the recipient thereof.

T. Additional Provisions. The following matters are hereby added:

a.	The individual executing this Agreement is duly authorized and empowered to do so.

b.	Borrower has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated thereby and the covenants and agreements contained therein.

c.	There is no provision in this Agreement or any of the loan documents and there is no provision or term of any security instrument, indenture, lease, agreement license, permit, judgment, decree, order, statute, ordinance, rule or regulation to which the parties hereto are subject or bound that would impair the power of Borrower to enter into and carry out the undertakings required under this Agreement and the loan documents.

d.	There are no outstanding judgments against Borrower nor are there any judicial actions pending or, to the best of our knowledge, threatened against Borrower.

e.	Borrower specifically reaffirms and confirms the debt as outlined in this Agreement under all loans and notes to Regions Bank and agrees to the principal balance due and owing to Regions stated under this Agreement.

f.	Borrower agrees to keep all business and personal financial books and records in accordance with generally accepted accounting principals.

U. Miscellaneous.

(a)	Paragraph headings used herein are for convenience only and shall not be construed as controlling the scope of any provision hereof.

(b)	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and of the United States of America and the rules and regulations promulgated under the authority thereof.

(c)	That if at any time the United States of America or the State of Florida or other governmental authority in Florida shall require additional documentary stamps to be affixed to either Note or intangible personal property tax to be paid in connection therewith, the Borrower will pay for the same with any interest or penalties imposed in connection therewith and hereby indemnifies Regions Bank against any damages associated with Borrower’s failure to timely pay same.

(d)	Time is of the essence of this Agreement.

(e)	As used herein, the neuter gender shall include the masculine and feminine genders, and vice versa, and the singular the plural, and vice versa, as the context demands.

(f)	All costs incurred by Lender in enforcing this Agreement and in collection of sums due Lender from Borrower to include, without limitation, reasonable attorney’s fees through all trials, appeals and proceedings, to include, without limitation, any proceedings pursuant to the bankruptcy laws of the United States, shall be paid by Borrower and further shall be secured by the property encumbered by this loan. Legal fees are payable upon demand. Failure to pay such fees upon demand shall constitute an event default.

(g)	In the event any provision of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement or with any of the Loan Documents; to this end, the provisions of this Agreement and all provisions of the Loan Documents are declared to be severable.

(h)	This Agreement may be signed in counterparts.

(i)	In the event any provision of this Agreement conflicts with any of the prior Loan Documents, this Agreement shall prevail.

(j)	The parties hereto acknowledge that while Lender’s counsel, Leslie A. Lewis, Esq. prepared this Agreement, that the Borrower has had the opportunity to seek the advice and counsel of independent counsel and that as such, in any interpretation of the Agreement, any ambiguity shall not be resolved in favor of the borrower based upon the Agreement having been initially drafted by Lender’s counsel.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above set forth.

Witnesses:	Action Products International, Inc., a Florida corporation

/s/	By:	/s/ RONALD S. KAPLAN
Print Name:	Name:	Ronald Kaplan
	Title:	Chief Executive Officer

/s/
Print Name:

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was executed and acknowledged before me this 31st day of October, 2007 by Ronald Kaplan, as Chief Executive Officer of Action Products International, Inc., a Florida corporation, who is personally known to me or has produced                          as identification.

/s/
Notary Public.

REGIONS

REGIONS BANK, a bank organized under the laws of Alabama,

By:	/s/ REBECCA S. WEST
Rebecca S. West, its Vice-President

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was executed and acknowledged before me this 31st day of October, 2007 by Rebecca S. West as Vice-President of Regions Bank, who is personally known to me or has produced                          as identification.

/s/
Notary Public